Exhibit 99.1

Hercules Offshore Announces Fourth Quarter and Full Year 2011 Results

HOUSTON, February 9, 2012 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $21.5 million, or $0.16 per diluted share, on revenue of $162.8 million for the fourth quarter 2011, compared with a loss from continuing operations of $82.5 million, or $0.72 per diluted share, on revenue of $164.8 million for the fourth quarter 2010. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, fourth quarter 2010 results include a non-cash impairment charge on property and equipment of $122.7 million. On an after tax basis, this adjustment approximated $79.8 million, or $0.70 per diluted share.

For the twelve month period ended December 31, 2011, the Company reported a loss from continuing operations of $66.5 million, or $0.51 per diluted share, on revenue of $655.4 million, versus a loss from continuing operations of $132.1 million, or $1.15 per diluted share, on revenue of $624.8 million for the twelve month period ended December 31, 2010. When adjusting for the non-cash impairment charge on property and equipment, the Company reported a loss from continuing operations of $52.3 million or $0.46 per diluted share for the twelve month period ended December 31, 2010.

John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “Several strategic objectives were accomplished in 2011 that have better positioned our Company to capitalize on the growth that we expect in our industry in 2012 and beyond. Notably, our acquisition of the Seahawk assets further strengthens our position in the U.S. Gulf of Mexico at a time when activity levels are experiencing a healthy rebound, while our formation and investment in Discovery Offshore is the initial step in our efforts to renew our drilling fleet and significantly high grade our marketed asset base.

“Our fourth quarter results were impacted by downtime on several of our international rigs as they completed projects and prepare for their new contract work. We expect this contract preparation work will continue into the second quarter 2012, before the rigs recommence operations on their new long term contracts in the second half of 2012.

“In our Domestic Offshore segment, we continue to see solid demand for jackup rigs in the U.S. Gulf of Mexico in 2012, driven by the shift to liquids-rich drilling by operators and robust crude oil prices. Industry capacity is at near full utilization, and our domestic jackup fleet is largely contracted through mid-year 2012. Given the tightness in our rig availability, coupled with the increase in leading edge dayrates, the economics of rig reactivations are becoming increasingly attractive.”

Offshore

Revenue generated from Domestic Offshore for the fourth quarter 2011 increased to $74.8 million from $35.9 million in the same period in 2010, due to an improvement in dayrates and the acquisition of the Seahawk rigs. Average revenue per rig per day increased by 31% to $52,686 for the fourth quarter 2011 compared to $40,112 in the respective 2010 period. Operating days increased to 1,419 in the fourth quarter 2011 from 895 in the fourth quarter 2010, due to the addition of the Seahawk rigs, partially offset by fewer operating days for the legacy rigs. Operating expenses increased to $45.7 million in the fourth quarter 2011 from $32.6 million in the respective 2010 period, again due to the addition of the Seahawk rigs. Gains from asset sales reduced fourth quarter 2011 operating expenses by $15.0 million, compared to gains of $4.0 million in the fourth quarter 2010. Average operating expense per rig per day decreased to $27,622 in the fourth quarter 2011 compared to $32,246 in the respective 2010 period. Excluding the impact from gains, average operating expense per rig per day was $36,656 in the fourth quarter 2011, which was relatively flat compared to the respective 2010 period level. Domestic Offshore generated operating income of $9.0 million in the fourth quarter 2011 versus an operating loss of $99.7 million, which includes a non-cash impairment charge of $84.7 million in the fourth quarter 2010.

International Offshore revenue declined to $40.9 million in the fourth quarter 2011 from $70.2 million in the fourth quarter 2010, primarily as a result of the new, lower dayrate contracts secured on all of the working international rigs. Average revenue per rig per day decreased to $85,778 in the fourth quarter 2011 from $138,094 in the comparable prior year period. Operating days also declined to 477 days in the fourth quarter 2011 from 508 in the fourth quarter 2010, due to downtime on the Hercules 208 and Hercules 262 related to equipment certification and contract preparation work. Operating expenses increased to $34.6 million in the fourth quarter 2011 from $32.1 million in the fourth quarter 2010, primarily due to incremental expenses on the Hercules 208. International Offshore recorded an operating loss of $6.0 million in the fourth quarter 2011 versus an operating loss of $16.7 million in the fourth quarter 2010, which includes a non-cash impairment charge of $38.0 million.

Inland

During the fourth quarter 2011, Inland generated revenue of $6.9 million compared to revenue of $6.2 million in the prior year period, as a result of an increase in average revenue per rig per day to $30,524 from $27,515 in the same periods, respectively. Utilization was flat at 82.2%. Fourth quarter 2011 operating expenses decreased to $6.3 million from $7.3 million in the fourth quarter 2010. Inland recorded an operating loss of $3.1 million in the fourth quarter 2011 compared to an operating loss of $6.2 million in the fourth quarter 2010.

Liftboats

Domestic Liftboats revenue decreased to $12.4 million in the fourth quarter 2011 compared to $16.8 million in the fourth quarter 2010, primarily on fewer operating days. Average revenue per liftboat per day increased modestly to $7,662 in the fourth quarter 2011 from $7,591 in the same period of 2010. Operating days decreased to 1,614 in the fourth quarter 2011 from 2,208 in the fourth quarter 2010, due to lower activity levels and reduction in the number of marketed vessels. Operating expenses of $10.5 million in the fourth quarter 2011 were relatively flat compared to the same period in 2010. Domestic Liftboats recorded an operating loss of $2.5 million in the fourth quarter 2011 compared to operating income of $2.2 million in the fourth quarter 2010.

International Liftboats generated revenue of $27.8 million in the fourth quarter 2011 compared to $35.7 million in the fourth quarter 2010. The decline in revenue is largely a result of lower utilization, which decreased to 60.9% in the fourth quarter 2011 from 71.1% in the prior year period. Average revenue per liftboat per day declined to $21,595 from $23,738 in the same periods, respectively, largely as a result of drydock time on larger class vessels. Operating expenses increased to $15.0 million in the fourth quarter 2011 compared to $13.6 million in the fourth quarter 2010 due in part to higher labor costs. International Liftboats recorded operating income of $4.8 million in the fourth quarter 2011 compared to operating income of $16.0 million in the prior year period.

Non-GAAP

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted loss from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, income (loss) from continuing operations, operating income (loss), cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Loss, Loss From Continuing Operations and Diluted Loss per Share from Continuing Operations.

Conference Call Information

Hercules Offshore will conduct a conference call at 10:00 a.m. CST (11:00 a.m. EST) on February 9, 2012, to discuss its fourth quarter and full year 2011 financial results. To participate in the call, dial 800-901-5241 (domestic) or 617-786-2963 (international) and reference access code 48457499 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.

A replay of the conference call will be available by telephone on February 9, 2012, beginning at 12:00 p.m. CST (1:00 p.m. EST), through February 16, 2012. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 49282016. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 7 days after the conference call.

Additional Information

Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 42 jackup rigs, 17 barge rigs, 64 liftboats, two submersible rigs, and one platform rig. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 28.0% of share capital in Discovery Offshore, a pure play, ultra-high specification jackup rig company. For more information, please visit our website at http://www.herculesoffshore.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Son P. Vann, CFA

Director, Investor Relations and Finance

Hercules Offshore, Inc.

713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$134,351	$136,666
Restricted Cash	9,633	11,128
Accounts Receivable, Net	153,688	143,796
Prepaids	16,352	17,142
Current Deferred Tax Asset	15,543	8,488
Other	20,435	11,794

	350,002	329,014

Property and Equipment, Net	1,591,791	1,634,542
Equity Investment	34,735	—
Other Assets, Net	30,176	31,753

	$2,006,704	$1,995,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$22,130	$4,924
Insurance Notes Payable	5,218	5,984
Accounts Payable	49,370	52,279
Accrued Liabilities	70,421	59,861
Interest Payable	9,899	6,974
Taxes Payable	4,763	—
Other Current Liabilities	13,603	16,716

	175,404	146,738

Long-term Debt, Net of Current Portion	818,146	853,166
Other Liabilities	21,098	6,716
Deferred Income Taxes	83,503	135,557

Commitments and Contingencies

Stockholders’ Equity	908,553	853,132

	$2,006,704	$1,995,309

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$162,788	$164,760	$655,358	$624,827

Costs and Expenses:
Operating Expenses	112,251	96,203	444,332	403,829
Impairment of Property and Equipment	—	122,717	—	122,717
Depreciation and Amortization	43,872	45,330	172,571	185,712
General and Administrative	16,801	15,401	57,204	55,996

	172,924	279,651	674,107	768,254

Operating Loss	(10,136)	(114,891)	(18,749)	(143,427)

Other Income (Expense):
Interest Expense	(20,143)	(18,045)	(79,178)	(80,482)
Expense of Credit Agreement Fees	—	—	(455)	—
Equity in Losses of Equity Investment	(161)	—	(386)	—
Other, Net	(510)	732	(3,093)	3,876

Loss Before Income Taxes	(30,950)	(132,204)	(101,861)	(220,033)
Income Tax Benefit	9,420	49,673	35,341	87,940

Loss from Continuing Operations	(21,530)	(82,531)	(66,520)	(132,093)
Income (Loss) from Discontinued Operations, Net of Taxes	43	(2,062)	(9,608)	(2,501)

Net Loss	$(21,487)	$(84,593)	$(76,128)	$(134,594)

Basic Loss Per Share:
Loss from Continuing Operations	$(0.16)	$(0.72)	$(0.51)	$(1.15)
Income (Loss) from Discontinued Operations	—	(0.02)	(0.07)	(0.02)

Net Loss	$(0.16)	$(0.74)	$(0.58)	$(1.17)

Diluted Loss Per Share:
Loss from Continuing Operations	$(0.16)	$(0.72)	$(0.51)	$(1.15)
Income (Loss) from Discontinued Operations	—	(0.02)	(0.07)	(0.02)

Net Loss	$(0.16)	$(0.74)	$(0.58)	$(1.17)

Weighted Average Shares Outstanding:
Basic	137,894	114,784	130,474	114,753
Diluted	137,894	114,784	130,474	114,753

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2011	2010
	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(76,128)	$(134,594)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	174,227	191,183
Stock-Based Compensation Expense	5,283	4,431
Deferred Income Taxes	(59,187)	(98,468)
Provision (Benefit) for Doubtful Accounts Receivable	(13,623)	182
Amortization of Deferred Financing Fees	3,871	3,302
Amortization of Original Issue Discount	4,433	4,078
Non-Cash Loss on Derivatives	3,288	—
Gain on Disposal of Assets and Businesses, Net	(10,079)	(14,345)
Impairment of Property and Equipment	—	125,136
Other	(43)	(401)
Net Change in Operating Assets and Liabilities	19,983	(56,084)

Net Cash Provided by Operating Activities	52,025	24,420

Cash Flows from Investing Activities:
Acquisition of Seahawk Assets	(25,000)	—
Additions of Property and Equipment	(39,483)	(22,018)
Deferred Drydocking Expenditures	(15,739)	(15,040)
Cash Paid for Equity Investment	(34,155)	—
Proceeds from Sale of Assets and Businesses, Net	80,362	23,222
(Increase) Decrease in Restricted Cash	1,495	(7,470)

Net Cash Used in Investing Activities	(32,520)	(21,306)

Cash Flows from Financing Activities:
Long-term Debt Repayments	(22,247)	(7,695)
Payment of Debt Issuance Costs	(2,109)	—
Other	2,536	419

Net Cash Used in Financing Activities	(21,820)	(7,276)

Net Decrease in Cash and Cash Equivalents	(2,315)	(4,162)
Cash and Cash Equivalents at Beginning of Period	136,666	140,828

Cash and Cash Equivalents at End of Period	$134,351	$136,666

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
Domestic Offshore:
Number of rigs (as of end of period)	38	25	38	25
Revenue	$74,762	$35,900	$217,450	$124,063
Operating expenses	45,742	32,633	186,132	147,715
Impairment of property and equipment	—	84,744	—	84,744
Depreciation and amortization expense	18,226	17,349	68,146	68,335
General and administrative expenses	1,776	856	9,275	5,663

Operating income (loss)	$9,018	$(99,682)	$(46,103)	$(182,394)

International Offshore:
Number of rigs (as of end of period)	9	9	9	9
Revenue	$40,916	$70,152	$237,047	$291,516
Operating expenses	34,636	32,066	134,439	130,460
Impairment of property and equipment	—	37,973	—	37,973
Depreciation and amortization expense	12,809	14,467	52,278	58,275
General and administrative expenses	(544)	2,384	(7,512)	7,930

Operating income (loss)	$(5,985)	$(16,738)	$57,842	$56,878

Inland:
Number of barges (as of end of period)	17	17	17	17
Revenue	$6,929	$6,246	$28,180	$21,922
Operating expenses	6,280	7,343	22,973	27,702
Depreciation and amortization expense	3,251	4,780	14,589	23,516
General and administrative expenses	519	336	1,388	(1,420)

Operating loss	$(3,121)	$(6,213)	$(10,770)	$(27,876)

Domestic Liftboats:
Number of liftboats (as of end of period)	40	41	40	41
Revenue	$12,366	$16,760	$56,575	$70,710
Operating expenses	10,544	10,592	42,381	42,073
Depreciation and amortization expense	3,692	3,516	15,329	14,698
General and administrative expenses	611	414	2,190	1,850

Operating income (loss)	$(2,481)	$2,238	$(3,325)	$12,089

International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$27,815	$35,702	$116,106	$116,616
Operating expenses	15,049	13,569	58,407	55,879
Depreciation and amortization expense	5,245	4,453	19,624	17,711
General and administrative expenses	2,696	1,696	7,166	5,815

Operating income	$4,825	$15,984	$30,909	$37,211

Total Company:
Revenue	$162,788	$164,760	$655,358	$624,827
Operating expenses	112,251	96,203	444,332	403,829
Impairment of property and equipment	—	122,717	—	122,717
Depreciation and amortization expense	43,872	45,330	172,571	185,712
General and administrative expenses	16,801	15,401	57,204	55,996

Operating loss	(10,136)	(114,891)	(18,749)	(143,427)
Interest expense	(20,143)	(18,045)	(79,178)	(80,482)
Expense of credit agreement fees	—	—	(455)	—
Equity in losses of equity investment	(161)	—	(386)	—
Other, net	(510)	732	(3,093)	3,876

Loss before income taxes	(30,950)	(132,204)	(101,861)	(220,033)
Income tax benefit	9,420	49,673	35,341	87,940

Loss from continuing operations	(21,530)	(82,531)	(66,520)	(132,093)
Income (Loss) from discontinued operations, net of taxes	43	(2,062)	(9,608)	(2,501)

Net loss	$(21,487)	$(84,593)	$(76,128)	$(134,594)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA—(Continued)

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended December 31, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,419	1,656	85.7%	$52,686	$27,622
International Offshore	477	644	74.1%	85,778	53,783
Inland	227	276	82.2%	30,524	22,754
Domestic Liftboats	1,614	3,128	51.6%	7,662	3,371
International Liftboats	1,288	2,116	60.9%	21,595	7,112

	Three Months Ended December 31, 2010
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	895	1,012	88.4%	$40,112	$32,246
International Offshore	508	828	61.4%	138,094	38,727
Inland	227	276	82.2%	27,515	26,605
Domestic Liftboats	2,208	3,496	63.2%	7,591	3,030
International Liftboats	1,504	2,116	71.1%	23,738	6,413

	Twelve Months Ended December 31, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	4,494	5,755	78.1%	$48,387	$32,343
International Offshore	2,131	2,828	75.4%	111,237	47,539
Inland	966	1,095	88.2%	29,172	20,980
Domestic Liftboats	7,290	12,983	56.2%	7,761	3,264
International Liftboats	5,310	8,395	63.3%	21,866	6,957

	Twelve Months Ended December 31, 2010
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	3,321	4,086	81.3%	$37,357	$36,151
International Offshore	2,106	3,344	63.0%	138,422	39,013
Inland	986	1,095	90.0%	22,233	25,299
Domestic Liftboats	9,641	13,870	69.5%	7,334	3,033
International Liftboats	5,100	8,546	59.7%	22,866	6,539

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.

Hercules Offshore, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, income from continuing operations or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and twelve months ended December 31, 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010		2010
Operating Loss:
GAAP Operating Loss	$(114,891)		$(143,427)
Adjustment	122,717	(a)	122,717	(b)

Non-GAAP Operating Income (Loss)	$7,826		$(20,710)

Other Expense:
GAAP Other Expense	$(17,313)		$(76,606)
Adjustment	—	(a)	—	(b)

Non-GAAP Other Expense	$(17,313)		$(76,606)

Benefit for Income Taxes:
GAAP Benefit for Income Taxes	$49,673		$87,940
Tax Impact of Adjustment	(42,959	) (a)	(42,959	) (b)

Non-GAAP Benefit for Income Taxes	$6,714		$44,981

Loss from Continuing Operations:
GAAP Loss from Continuing Operations	$(82,531)		$(132,093)
Total Adjustment, Net of Tax	79,758	(a)	79,758	(b)

Non-GAAP Loss from Continuing Operations	$(2,773)		$(52,335)

Diluted Loss per Share from Continuing Operations:
GAAP Diluted Loss per Share from Continuing Operations	$(0.72)		$(1.15)
Adjustment per Share	0.70	(a)	0.69	(b)

Non-GAAP Diluted Loss per Share from Continuing Operations	$(0.02)		$(0.46)

(a)	This amount represents a non-cash charge of $122.7 million to reflect the impairment of property and equipment. On an after-tax basis, this adjustment approximated $79.8 million, or 70 cents per diluted share.

(b)	This amount represents a non-cash charge of $122.7 million to reflect the impairment of property and equipment. On an after-tax basis, this adjustment approximated $79.8 million, or 69 cents per diluted share.